UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 28, 2014

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

 Item 4.02(a)  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review (June 30, 2014 10-Q).

On October 28, 2014, MusclePharm Corporation (the “Company”), after consultation with the Company’s independent registered public accounting firm and the Company’s Audit Committee (the “Audit Committee”), concluded that the previously issued unaudited quarterly financial statements as of and for the fiscal quarter ended June 30, 2014, as presented in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) for the same period (the “June 30, 2014 10-Q”), should no longer be relied upon. The Company is filing, contemporaneously with this Report, an amendment to the June 30, 2014 10-Q on Form 10-Q/A (the “Amendment”) restating its financial statements for this period.

The following discussion describes the adjustments made in the Amendment:

“Note 16 Insurance Recovery” in the June 30, 2014 10-Q will be deleted. As a result, the Consolidated Balance Sheets amount “Other receivable” $1,342,843, will be adjusted to $0, and the respective amounts of “Other assets”, “Total assets” and “Total stockholders’ equity” will be adjusted by reducing such amounts by $1,342,843; Professional Fees in the Consolidated Statements of Operations for the three and six months ended June 30, 2014 will be increased to $1,292,517 and $2,077,090, respectively, with appropriate adjustment to “Total operating expenses”, “Operating Income (loss)” and “Net Income (loss) before taxes” and “Net Income”, “Total Comprehensive Income (loss)” and respective “Net income (loss) per share” amounts reported.

Due to the restatement described above, the Company's management and Audit Committee reevaluated Part I, Item 4 ("Controls and Procedures") in the previously filed June 30, 2014 Form 10-Q and have now concluded that the Company’s disclosure controls and procedures and internal control over financial reporting were not effective as of that date. The Board has been actively engaged in developing a remediation plan to address the identified ineffective controls that existed as of June 30, 2014. Implementation of the remediation plan is in process and consists of, among other things, redesigning the procedures to enhance the identification, capture, review, approval and recording of contract terms including insurance agreements and the treatment and confirmation of insurance recoveries. The Company’s Disclosure Committee has appointed, subject to the approval of the Board of Directors of the Company, the Company’s Executive Vice President of Finance, as the Chairman of the Company’s Disclosure Committee and its Risk Management Officer (“RMO”) to ensure compliance with the remediation plan. In his capacity as RMO, Mr. Price shall be responsible for managing the Company’s risk assessment as it relates to financial reporting obligations, SEC disclosures as well as implementing, managing, and assuring compliance with the remediation plan described in Item 4.02 above and the Company’s Corrective Action Plan described in Item 8.01 below.

These adjustments relate to legal fees and expenses incurred in connection with an investigation by the SEC (as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2013 (the “September 30, 2013 8-K”)), including costs associated with document production, review and testimony under numerous subpoenas issued by the SEC. The Company’s President and Chief Financial Officer have discussed with the Company’s independent accountants and Audit Committee the matters herein.

Item 8.01 Other Events

As previously disclosed in the September 30, 2013 8-K, following requests for information received by the Company from the Denver Regional Office of the SEC (the “Staff”), the Company undertook to review, under the guidance of the Audit Committee, its disclosures related to compensation, benefits and perquisites in several of its prior Annual Reports on Form 10-K. The Company has provided information to the Staff in response to its inquiries. In the process of reviewing its records and preparing such submissions, the Company has determined to revise its previously filed compensation disclosure for the Fiscal Years ended December 31, 2010, 2011, 2012 and 2013 ("Fiscal Years 2010 - 2013"). The Company determined that it improperly excluded certain items that should have been reported in the Summary Compensation Tables under Item 402(b) of Regulation S-K in the Company’s Annual Reports for the Fiscal Years ended December 31, 2010 – 2013. The Company intends to file amendments to the aforementioned Annual Reports on Form 10-K for the years ended 2012 and 2013 (which adjusts information in the Summary Compensation Tables in Item 3 as disclosed for the Fiscal Years 2010-2013) by filing Form 10-K/As (the “10-K Amendments”) contemporaneously with this Report to revise certain non-financial statement disclosures in the Summary Compensation Tables for Fiscal Years 2010 –2013. The 10-K Amendments do not include a restatement of the audited financial statements of the Company.

The 10-K Amendments have been reviewed by the Audit Committee of the Board of Directors. As reported in the Company’s Current Report on Form 8-K filed with the SEC on June 27, 2014 (the “June 27, 2014 8-K”), the Company appointed a new Chairman of the Audit Committee. In addition to the review of the Company's previous disclosures related to compensation, benefits and perquisites as described above, the Chairman of the Audit Committee authorized a review by the Company of all available information related to business expenses and perquisites paid on behalf of the Company’s executives and non-employee directors for Fiscal Years 2010 – 2013 and for the current Fiscal Year. In addition to reviewing and approving the Company’s revised disclosure in the Summary Compensation Tables for Fiscal Years 2010 - 2013, to be reflected in the 10-K Amendments, the Audit Committee has recommended the adoption of enhanced policies and procedures for the tracking, accounting, and disclosing of the Company’s business expenses, perquisites and other personal benefits paid to or on behalf of executive officers and non-employee directors of the Company. The Company is referring to these enhanced procedures as its “Corrective Action Plan”.

The Corrective Action Plan will include, among other items, the adoption of the following general statements of policy related to the payment and disclosure of perquisites by the Company:

•	The Company subscribes to the principles adopted by the SEC in its November 7, 2006 Release (Release 33-8732A) and subsequent interpretations regarding disclosure of Perquisites and Other Personal Benefits;
•	The Company will seek outside guidance from independent third parties (counsel and financial/reporting experts) in connection with review and disclosure of perquisites and other personal benefits provided to the executive officers and non-employee directors of the Company;
•	The Company has updated its contact information to direct whistleblower communications to outside counsel and the chairman of the Audit Committee as initial points of contact; and
•	The Company requires all waivers of privilege determinations to be made by the Audit Committee in connection with current Staff inquiries.

The below current and former executive officers of the Company have agreed to repay or to have deducted from their next paycheck, certain amounts that were considered during the review to be predominantly personal in nature, or for certain undocumented or unsupported expenses during the periods reviewed which were previously characterized as business expenses and charged to the Company for Fiscal Years 2010 – 2013. Any such repayments do not necessarily reflect, and the Board of Directors has not made any determination as to the existence of, any incorrect actions on the part of the named executive officers. The repayments are being made voluntarily by the executives.

•	Bradley J. Pyatt:	$62,082
•	Richard Estalella:	$893
•	Donald W. Prosser:	$234
•	Cory J. Gregory:	$9,798
•	Gary Davis:	$516
•	Jeremy DeLuca:	$10,476

The Board of Directors, in the exercise of its business judgment, will determine what, if any, steps the Company will take to collect from the former named executive officers of the Company named below the amounts set forth opposite their names. Any such repayments do not necessarily reflect, and the Board of Directors has not made any determination as to the existence of, any incorrect actions on the part of the former executive officers.

•	John Bluher:	$4,000
•	Lawrence Meer:	$1,111

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: October 31, 2014
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer